Exhibit 99.1

PACIFIC GREEN SIGNS PURCHASE AGREEMENT FOR 99.98 MW BATTERY
ENERGY STORAGE SYSTEM FOR ITS FIRST BATTERY ENERGY PARK IN THE
UK

DOVER, DE / ACCESSWIRE / May 25, 2022 / Pacific Green Technologies, Inc. (the “Company” or “PGTK”, (OTCQB:PGTK)) announces the signing of an agreement with Shanghai Electric Gotion New Energy Technology Co., Ltd. (“Shanghai Electric Gotion”) to supply the battery energy storage system (“BESS”) for its 99.98 MW battery energy park the Company is developing at Richborough Energy Park in Kent, England (the “Agreement”).

The Agreement, which is part of the strategic manufacturing framework agreement signed by the parties last year, is a key milestone in the Company’s development of its 1.1 GW BESS pipeline in the United Kingdom. Production and delivery of the BESS will begin later this year, with a unique just-in-time approach used to minimize the duration between production and energization of the batteries.

Scott Poulter, PGTK’s Chief Executive, commented: “We have worked very closely with Shanghai Electric Gotion to develop a battery system specifically optimized for the UK market and we are pleased to place the first order for our 1.1 GW UK pipeline. The Richborough Energy Park will be operational by mid-2023.”

Shanghai Electric Gotion, which was formed in 2017 in an unprecedented partnership between parent companies, Shanghai Electric Group Co., Ltd. and Guoxuan High-tech Co., Ltd., integrates research & development, production and testing across 10 GWh of planned capacity, ensuring the company will remain one of the largest energy storage producers in the world.

Scott added: “Now that we have started production on the first 99.98 MW BESS project in our pipeline, we are scaling our resources and management internally to enable Pacific Green to execute the 1.1 GW. Based on the platform we are building, we are looking to be the UK’s leading battery park developer within the next 12 months.”

About Pacific Green Technologies, Inc.:

Pacific Green Technologies, Inc. is focused on addressing the world’s need for cleaner and more sustainable energy. The Company offers BESS, Concentrated Solar Power (CSP) and Photovoltaic (PV) energy solutions to complement its marine environmental technologies and emissions control divisions.

For more information, visit PGTK’s website:

www.pacificgreentechnologies.com

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

About Shanghai Electric Gotion New Energy Technology Co., Ltd.:

Shanghai Electric Gotion New Energy Technology Co., Ltd. is a joint-venture between Shanghai Electric Group Co., Ltd. and Guoxuan High-tech Co., Ltd. With multiple production facilities and a long-established history in technology manufacturing and supply-chain management, Shanghai Electric Gotion is well positioned to provide lithium-ion BESS technology around the world.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the construction of the 99.98 MW BESS the Company is to develop in Kent; and any potential business developments in the UK and future interest in the Company’s battery, solar and emissions control technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of the investment and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward- looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the most recent fiscal year, the Company’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO
Pacific Green Technologies

T: +1 (302) 601-4659

SOURCE: Pacific Green Technologies, Inc.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA